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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Southern Peru Copper Corporation ("SPCC") of (a) our report dated April 5, 2005 relating to the combined financial statements, which appear in the Form 8-K/A of Southern Peru Copper Corporation dated filed on June 6, 2005 and (b) our report dated March 4, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of the internal control over financial reporting, which appear in the SPCC Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to reference to us under the heading "Independent Registered Public Accounting Firm" in said Amendment to the Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

Mexico, D.F.
June 6, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM